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                                  Exhibit 23.1

                       CONSENT OF AUSTIN ASSOCIATES, INC.

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     We consent to the inclusion in this Registration Statement, on Form S-4 of
Farmers National Banc Corp., of our opinion set forth as Annex B to the proxy statement/prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the proxy statement/ prospectus under the caption "Opinion of Security's Financial Advisor."




/s/ Austin Associates, Inc.
Austin Associates, Inc.

Toledo, Ohio
September 15, 2000